As filed with the Securities and Exchange Commission on January 26, 2015

Registration No. 333-__________

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)
Nevada	84-1133368
(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Corporate Circle
Golden, Colorado (303) 384-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Boyd E. Hoback President and Chief Executive Officer Good Times Restaurants Inc. 601 Corporate Circle Golden, Colorado 80401 (303) 384-1400
(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to: Roger C. Cohen, Esq. Snell & Wilmer L.L.P. 1200 17th Street, Suite 1900 Denver, Colorado 80202 Telephone: (303) 634-2000 Facsimile: (303) 634-2020

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.001 par value per share	--	--	$75,000,000	$8,715(2)

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock of the registrant as shall have a proposed maximum aggregate offering price of $75,000,000.  The proposed maximum offering price per unit will be determined by us in connection with the issuance of the common stock.  In no event will the aggregate offering price of all common stock issued from time to time pursuant to this registration statement exceed $75,000,000.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, as amended, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus, Subject to Completion, Dated January 26, 2015

PROSPECTUS

 $75,000,000 Shares of Common Stock

Good Times Restaurants Inc., a Nevada corporation (“us”, “we”, “our”, “Good Times” or the “Company”) may offer and sell from time to time, in one or more series or issuances and on terms that Good Times will determine at the time of the offering, the common stock described in this prospectus, up to an aggregate amount of $75,000,000.

As of January 23, 2015, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $51,666,687 based on 7,542,582 shares of outstanding common stock held by non-affiliates (compared to 9,443,080 shares of Common Stock outstanding including shares held by affiliates), at a price of $6.85 per share, which was the last reported sale price of our common stock on The NASDAQ Capital Market on January 23, 2015. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000.  We have not sold any common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the offered common stock in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the common stock offered hereby.

The common stock may be offered and sold in separate offerings, to or through underwriters, dealers, and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our common stock, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The NASDAQ Capital Market under the symbol “GTIM”. On January 23, 2015, the last reported sales price of a share of our common stock on The NASDAQ Capital Market was $6.85.

Investing in our common stock involves a high degree of risk.  Before making an investment decision, please read “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 26, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell shares of our common stock in one or more offerings up to a total amount of $75,000,000.

This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change the information contained or incorporated in this prospectus.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the common stock offered; the initial public offering price; the price paid for the common stock; net proceeds; and the other specific terms related to the offering of the common stock.

The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the common stock, you should refer to the registration statement, including its exhibits.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with any information other than the information incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of the common stock in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated or deemed to be incorporated by reference in this prospectus is accurate as of any date other than the date of that document.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the common stock offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Good Times” and similar terms refer to Good Times Restaurants Inc., a Nevada corporation, and its consolidated subsidiaries, including Good Times Drive-Thru Inc. (“Drive Thru”) and BD of Colorado LLC (“BD of Colo”).  Both of Drive Thru and BD of Colo are wholly-owned subsidiaries of Good Times Restaurants Inc.  Unless otherwise indicated or the context otherwise requires, financial and operating data in this prospectus reflect the consolidated business and operations of Good Times Restaurants Inc. and Drive Thru.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such statements are subject to the safe harbors created thereby.  A forward-looking statement is neither a prediction nor a guarantee of future events. We try, whenever possible, to identify these forward-looking statements by using words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “would,” and similar expressions.  Forward-looking statements are related to, among other things:

•	business objectives and strategic plans;

•	operating strategies;

•	our ability to open and operate additional restaurants profitably and the timing of such openings;

•	restaurant and franchise acquisitions;

•	anticipated price increases;

•	expected future revenues and earnings, comparable and non-comparable restaurant sales, results of operations, and future restaurant growth (both company-owned and franchised);

•	estimated costs of opening and operating new restaurants, including general and administrative, marketing, franchise development and restaurant operating costs;

•	anticipated selling, general and administrative expenses and restaurant operating costs, including commodity prices, labor and energy costs;

•	future capital expenditures;

•	our expectation that we will have adequate cash from operations and credit facility borrowings to meet all future debt service, capital expenditure and working capital requirements;

•	the sufficiency of the supply of commodities and labor pool to carry on our business;

•	success of advertising and marketing activities;

•	the absence of any material adverse impact arising out of any current litigation in which we are involved;

•	impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs;

•	expectations regarding competition and our competitive advantages;

•	impact of our trademarks, service marks, and other proprietary rights; and

•	effectiveness of our internal control over financial reporting.

Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.

In some cases, information regarding certain important factors that could cause actual results to differ materially from any forward-looking statements appears together with such statement.  In addition, the factors described under Critical Accounting Policies and Estimates in Part II, Item 7, and Risk Factors in Part I, Item 1A in our most recent Annual Report on Form 10-K, as well as other possible factors not listed, could cause actual results to differ materially from those expressed in forward-looking statements, including, without limitation, the following: concentration of restaurants in certain markets and lack of market awareness in new markets; changes in disposable income; consumer spending trends and habits; increased competition in the quick service restaurant market; costs and availability of food and beverage inventory; our ability to attract qualified managers, employees, and franchisees; changes in the availability of capital or credit facility borrowings; costs and other effects of legal claims by employees, franchisees, customers, vendors, stockholders and others, including settlement of those claims; effectiveness of management strategies and decisions; weather conditions and related events in regions where our restaurants are operated; and changes in accounting standards, policies and practices or related interpretations by auditors or regulatory entities.

All forward-looking statements speak only as of the date made.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in our securities.  You should read the entire prospectus carefully, including the “Risk Factors” section and the other documents we refer to and incorporate by reference, in order to understand this offering fully.  In particular, we incorporate important business and financial information into this prospectus by reference.

The Company

Overview

Good Times Restaurants Inc., a Nevada corporation (the “Company”), was organized in 1987.  Through our wholly-owned subsidiary, Good Times Drive Thru Inc., a Colorado corporation (“Drive Thru”), we are engaged in the business of developing, owning, operating and franchising hamburger-oriented drive-through restaurants under the name Good Times Burgers & Frozen Custard.  Most of our Good Times restaurants are located in the front-range communities of Colorado but we also have franchised restaurants in Wyoming.  Over the past three years we have experienced significant growth in our same store sales in our Good Times Burgers & Frozen Custard restaurants which has led to significant improvement in our operating margins and the profitability of the Company.

In fiscal 2013, we entered into a series of agreements with Bad Daddy’s International, LLC, a North Carolina limited liability company (“BDI”), and Bad Daddy’s Franchise Development, LLC, a North Carolina limited liability company (“BDFD”), to acquire the exclusive development rights for Bad Daddy’s Burger Bar restaurants in Colorado, additional restaurant development rights for Arizona and Kansas through our wholly owned subsidiary BD of Colorado LLC (“BD of Colo”), and a 48% voting ownership interest in the Bad Daddy’s Burger Bar franchisor entity, BDFD.  During fiscal 2014, we exchanged the development rights for Arizona for the development rights for Oklahoma.

BD of Colo is engaged in the business of developing, owning and operating full service hamburger-oriented restaurants under the name Bad Daddy’s Burger Bar. The Company manages BDFD under a management agreement and BDFD is engaged in the business of franchising Bad Daddy’s Burger Bar restaurants in certain targeted markets across the country.  We do not consolidate the operations of BDFD in our financial statements and account for our 48% ownership interest under the equity method of accounting.

BD of Colo opened two Bad Daddy’s restaurants during fiscal 2014 and a third in January 2015 in the Denver metropolitan area.  Subsequent to fiscal year end, Drive Thru opened one new Good Times restaurant on November 20, 2014 and closed on the purchase of land for development of an additional Good Times restaurant expected to open in the Spring of 2015.

During fiscal 2014 and subsequent to fiscal year end, we have also significantly increased the equity of the Company through the exercise of Series A, Series B and Underwriter Warrants.

Company Information

Our principal executive offices are located at 601 Corporate Circle, Golden, Colorado 80401, and our telephone number is (303) 384-1400.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our common stock could decline, and you could lose all or part of your investment. The prospectus supplement applicable to each offering of common stock will contain additional information about risks applicable to an investment in us and the common stock. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from this offering for general corporate purposes.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

As of January 23, 2015, 9,443,080 shares of our common stock were issued and outstanding.  All outstanding shares of common stock are validly issued, fully paid and nonassessable.

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and our articles of incorporation do not provide for cumulative voting in the election of directors unless required by applicable law.  Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our common stock will receive ratably any dividends declared by our Board of Directors out of funds legally available for the payment of dividends.  In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

 Preferred Stock

Our articles of incorporation provide that our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock.  Our Board of Directors will be able to issue preferred stock in one or more series and determine the voting powers, preferences and relative, participating, optional and other special rights of the shares of any such series of preferred stock, and the qualifications, limitations, and restrictions of such shares, any or all of which may be greater than the rights of our common stock.  Issuances of preferred stock could adversely affect the voting power of common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.  Any issuance of preferred stock also could have the effect of decreasing the market price for our common stock and could delay, deter or prevent a change in control of the Company.

Our Board of Directors previously designated 1,000,000 shares of preferred stock as “Series A Convertible Preferred Stock,” 1,240,000 shares of preferred stock as “Series B Convertible Preferred Stock,” and 473,934 shares of preferred stock as “Series C Convertible Preferred Stock.”  No shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock are currently outstanding.

 Provisions of Our Articles of Incorporation and Bylaws and Nevada Law that May Have an Anti-Takeover Effect

We are subject to anti-takeover laws for Nevada corporations.  These anti-takeover laws prevent a Nevada corporation from engaging in a business combination with any stockholder, including all affiliates and associates of the stockholder, who is the beneficial owner of 10% or more of the corporation’s outstanding voting stock, for two years following the date that the stockholder first became the beneficial owner of 10% or more of the corporation’s voting stock, unless specified conditions are met.  If those conditions are not met, then after the expiration of the two-year period the corporation may not engage in a business combination with such stockholder unless certain other conditions are met.

Our articles of incorporation and our bylaws contain a number of provisions that may deter or impede takeovers or changes of control or management.  These provisions:

•	authorize our Board of Directors to establish one or more series of preferred stock the terms of which can be determined by the Board of Directors at the time of issuance;

•
do not allow for cumulative voting in the election of directors unless required by applicable law.  Under cumulative voting a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors;

•
state that special meetings of our stockholders may be called only by the Chairman of the Board, the president or any two directors and must be called by the president upon the written request of the holders of 25 percent of the outstanding shares of capital stock entitled to vote at such special meeting; and

•
provide that until the 2015 Annual Meeting of Stockholders, the authorized number of directors is no more than nine, and thereafter, the authorized number of directors is no more than seven, as determined by our Board of Directors.

These provisions, alone or in combination with each other, may discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to stockholders for their common stock.

Limitations on Liability and Indemnification of Officers and Directors

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We do not currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval.  Nevada law does not require stockholder approval for any issuance of authorized shares.  However, the NASDAQ listing requirements require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock.  No assurances can be given that our shares will remain so listed.  We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans.  The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Listing of our Common Stock

Our common stock is listed on The NASDAQ Capital Market under the symbol “GTIM.”  On January 23, 2015, the last reported sale price for our common stock as reported on The NASDAQ Capital Market was $6.85 per share.

Transfer Agent

Our transfer agent is Computershare Trust Company, 250 Royall Street, Canton, Massachusetts 02021.

PLAN OF DISTRIBUTION

We may, from time to time, sell the shares of common stock offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The common stock may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the common stock;

•	the net proceeds from the sale of the common stock;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the common stock for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the common stock from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the common stock in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales. Underwriters may offer common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the common stock will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered shares of common stock if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of common stock offered through this prospectus, we will sell the common stock to them as principals. They may then resell such common stock to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the common stock offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such common stock may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered common stock and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of such common stock. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase common stock at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NASDAQ Capital Market. Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Any underwriter may also engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.  These transactions may be effected on the NASDAQ Capital Market or otherwise.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the common stock. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the common stock, hold or resell common stock acquired and purchase options or futures on the common stock and other derivative instruments with returns linked to or related to changes in the price of the common stock. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the common stock to the public, including short sales, or by lending the common stock in order to facilitate short sale transactions by others. The underwriters or agents may also use the common stock purchased or borrowed from us or others (or, in the case of derivatives, common stock received from us in settlement of those derivatives) to directly or indirectly settle sales of the common stock or close out any related open borrowings of the common stock.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer common stock directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such common stock, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such common stock are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, common stock will be allocated based on prices bid, terms of bid or other factors. The final offering price at which common stock would be sold and the allocation of common stock among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

The maximum consideration or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of the Company’s common stock as of January 23, 2015 by each person known by the Company to be the beneficial owner of more than five percent of the shares of the Company’s common stock, each director and each executive officer named in the Summary Compensation Table in the Company’s proxy statement, and all directors and executive officers as a group.  The address for the principal stockholders and the directors and officers is 601 Corporate Circle, Golden, CO 80401.

Holder:	Number of shares beneficially owned**	Percent of class1
Principal stockholders:
Small Island Investments Ltd.	494,2362	5.23%
Hoak Public Equities, LP	806,0003	8.54%
REST Redux, LLC	800,0004	8.47%
Manatuk Hill Partners, LLC	480,3005	5.09%
The Bailey Co.	273,8376	2.90%
The Erie Co. Investment Co.	338,7306	3.59%
Directors and Officers:
Geoffrey R. Bailey-Director	20,4327	*
David L. Dobbin-Director	506,9038	5.36%
Robert J. Stetson-Director	880,0009	9.32%
Reuven Har-Even-Director	5,00010	*
Gary J. Heller-Director	12,66711	*
Boyd E. Hoback-Director/Officer	59,86212	*
Steven M. Johnson-Director	25,000	*
Susan M. Knutson-Officer	11,55613	*
Scott G. LeFever-Officer	18,93614	*
Alan A. Teran-Director	41,23515	*
Eric Reinhard-Director	114,03416	1.21%
All directors and executive officers as a group (11 persons including all those named above)	1,695,62517	17.27%
1	Based on 9,443,080 shares of Common Stock outstanding as of January 23, 2015.
2	Small Island Investments Limited (“SII”) is owned and controlled by director David L. Dobbin and members of his family.
3
The information as to Hoak Public Equities, LP (“Hoak”) and entities controlled directly or indirectly by Hoak is derived in part from Schedule 13D, as filed with the SEC on May 2, 2014 and as amended on October 10, 2014 and December 5, 2014 and as otherwise notified directly to the Company.

4
The information as to REST Redux, LLC (“ReRe”) and entities controlled directly or indirectly by ReRe is derived in part from Schedule 13D, as filed with the SEC on May 2, 2014 and as amended October 10, 2014 and January 14, 2015.

5
The information as to Manatuk Hill Partners, LLC (“Manatuk”) and entities controlled directly or indirectly by Manatuk is derived in part from Schedule 13G, as filed with the SEC on September 16, 2014.

6
The Bailey Company is 99% owned by The Erie County Investment Co., which should be deemed the beneficial owner of the Company’s Common Stock held by The Bailey Company.  The Erie County Investment Co. also owns 64,893 shares of the Company’s Common Stock in its own name.  Geoffrey R. Bailey is a director and executive officer of The Erie County Investment Co.  Because of his ownership of only 24% of the voting shares of The Erie County Investment Co., Paul T. Bailey disclaims beneficial ownership of the shares of Common Stock held by The Bailey Company and The Erie County Investment Co.

7	Includes 15,999 shares underlying presently exercisable stock options.
8
Includes shares of Common Stock held beneficially by SII, of which 494,236 shares are pledged by SII as security for a line of credit with DHI Investments, Ltd.  Also includes 12,667 shares underlying presently exercisable stock options held by Mr. Dobbin.

9
Includes shares of Common Stock held beneficially by ReRe.  Mr. Stetson is the President of REIT Redux GP, LLC, which is the general partner of the controlling member of ReRe.  Also includes 80,000 shares of common stock held directly by Mr. Stetson.

10	Includes 5,000 shares underlying presently exercisable stock options.
11	Includes 12,667 shares underlying presently exercisable stock options.
12	Includes 38,865 shares underlying presently exercisable stock options.
13	Includes 11,556 shares underlying presently exercisable stock options.
14	Includes 18,936 shares underlying presently exercisable stock options.
15	Includes 9,000 shares underlying presently exercisable stock options and 2,000 shares held in the entity Termar Enterprises, Inc. (“Termar”). Mr. Teran is the President of Termar.
16	Includes 18,167 shares underlying presently exercisable stock options.
17
Does not include shares of Common Stock held beneficially by The Bailey Company and The Erie County Investment Co.  If those shares were included, the number of shares of Common Stock beneficially held by all directors and executive officers as a group would be 2,034,355 and the percentage of the class would be 20.72%.

*	Less than one percent.
**
Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

EXPERTS

The consolidated financial statements of Good Times Restaurants Inc. appearing in Good Times Restaurants Inc.’s Annual Report (Form 10-K/A) for the year ended September 30, 2014 (including schedules appearing therein) have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Hein & Associates LLP pertaining to such financial statements as of the date (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Snell & Wilmer L.L.P.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2014, filed on December 30, 2014;

•	our Current Report on Form 8-K/A filed on January 14, 2015;

•	our Definitive Proxy Statement on Schedule 14A filed on December 29, 2014, in connection with our 2015 Annual Meeting of Stockholders; and

•	the description of our Common Stock contained in our Registration of Certain Classes of Securities on Form 8-A, filed on May 14, 1990.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: Good Times Restaurants Inc., Attn: Corporate Secretary, 601 Corporate Circle, Golden, Colorado 80401, telephone number (303) 384-1400.  Information about us is also available at our website at www.goodtimesburgers.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Copies of certain information filed by us with the SEC are also available on our website at www.goodtimesburgers.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant.

Amount

SEC registration fee	$8,715.00

Printing expenses	$7,500.00

Accounting fees and expenses	$5,000.00

Legal fees and expenses	$10,000.00

Transfer Agent fees	$500.00

Total	$31,715.00

Item 15. Indemnification of Directors and Officers.

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We do not currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Item 16. Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Golden, State of Colorado on January 26, 2015.

Good Times Restaurants Inc.

By:	/s/ Boyd E. Hoback
Name: Boyd E. Hoback
Its: President and Chief Executive Officer

S-1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boyd E. Hoback and Susan M. Knutson, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

/s/ David L. Dobbin	/s/ Susan M. Knutson
David L. Dobbin, Chairman January 26, 2015	Susan M. Knutson, Controller (Principal Financial and Accounting Officer) January 26, 2015

/s/ Geoffrey R. Bailey	/s/ Steven M. Johnson
Geoffrey R. Bailey, Director January 26, 2015	Steve Johnson, Director January 26, 2015

/s/ Reuven Har-Even	/s/ Eric W. Reinhard
Reuven Har-Even, Director January 26, 2015	Eric W. Reinhard, Director January 26, 2015

/s/ Gary J. Heller	/s/ Alan A. Teran
Gary J. Heller, Director January 26, 2015	Alan A. Teran, Director January 26, 2015

/s/ Boyd E. Hoback	/s/ Robert Stetson
Boyd E. Hoback, Director and President and CEO (Principal Executive Officer) January 26, 2015	Robert Stetson, Director January 26, 2015

EXHIBIT INDEX

3.1
Articles of Incorporation of Good Times Restaurants Inc. (previously filed on November 30, 1988 as Exhibit 3.1 to the registrant’s Registration Statement on Form S-18 (File No. 33-25810-LA) and incorporated herein by reference).

3.2
Amendment to Articles of Incorporation of Good Times Restaurants Inc. dated January 23, 1990 (previously filed on January 18, 1990 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 000-18590) and incorporated herein by reference).

3.3
Amendment to Articles of Incorporation of Good Times Restaurants Inc. dated June 15, 1994  (previously filed as Exhibit 3.3 to the registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed June 7, 2013 (File No. 333-188183) and incorporated herein by reference).

3.4
Amendment to Articles of Incorporation of Good Times Restaurants Inc. dated September 23, 1996 (previously filed as Exhibit 3.5 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 (File No. 000-18590) and incorporated herein by reference).

3.5
Certificate of Designations, Preferences, and Rights of Series B Convertible Preference Stock of Good Times Restaurants Inc. (previously filed as Exhibit 1 to the Amendment No. 6 to Schedule 13D filed by The Erie County Investment Co., The Bailey Company, LLLP and Paul T. Bailey (File No. 005-42729) on February 14, 2005 and incorporated herein by reference).

3.6
Certificate of Change of Good Times Restaurants Inc. (previously filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed January 12, 2011 (File No. 000-18590) and incorporated herein by reference).

3.7
Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock of Good Times Restaurants Inc. (previously filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed September 20, 2012 (File No. 000-18590) and incorporated herein by reference).

3.8
Restated Bylaws of Good Times Restaurants Inc. dated November 7, 1997 (previously filed as Exhibit 3.6 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997 (File No. 000-18590) and incorporated herein by reference).

3.9
Amendment to Restated Bylaws of Good Times Restaurants Inc. dated August 14, 2007 (previously filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed December 31, 2007 (File No. 000-18590) and incorporated herein by reference).

3.10
Amendment to Restated Bylaws of Good Times Restaurants Inc. dated August 30, 2013 (previously filed on August 30, 2013 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 000-18590) and incorporated herein by reference).

3.11
Amendment to Restated Bylaws of Good Times Restaurants Inc. dated May 2, 2014 (previously filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed May 7, 2014 (File No. 000-18590) and incorporated herein by reference).

3.12
Amendment to Restated Bylaws of Good Times Restaurants Inc. dated December 18, 2014 (previously filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed December 22, 2014 (File No. 000-18590) and incorporated herein by reference).

4.1
Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed June 7, 2013 (File No. 333-188183) and incorporated herein by reference).

5.1	*Legal opinion of Snell & Wilmer L.L.P. regarding the legality of the securities being registered under this registration statement.

23.1	*Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).

23.2	*Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on and incorporated by reference to the signature page of this registration statement).

*Filed herewith